LGL1/ 64679- 1

============================================================

             SECURITIES AND EXCHANGE COMMISSION
                    Washington, DC  20549

                          FORM 8-K

                       CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF
             THE SECURITIES EXCHANGE ACT OF 1934


              Date of Report  January 16, 1996
              (Date of earliest event reported)


               THE CHASE MANHATTAN CORPORATION

   (Exact name of registrant as specified in its charter)

  Delaware             1-5945                   13-2633613

 (State or other      (Commission File         (IRS Employer
  jurisdiction of         Number)           Identification No.)
  incorporation)


             1 Chase Manhattan Plaza,      10081
              New York, New York        (Zip Code)
          (Address of principal executive offices)


                       (212) 552-2222

    (Registrant's telephone number, including area code)

  Not Applicable(Former name or former address, if changed
                     since last report)

============================================================

Item 5.   Other Events

     On January 16, 1996, The Chase Manhattan Corporation, a Delaware corporation (the "Company"), entered into an underwriting agreement covering the issue and sale of $200,000,000 aggregate principal amount of 6.25% Subordinated Notes Due 2006. Said
Notes were registered under the Securities Act of 1933 pursuant to the Company's shelf registration statement (Registration Statement No. 33-55295).

     On January 5, 1996, the Board of Governors of the
Federal Reserve System and the Office of the State Bank Commissioner of Delaware approved the applications for the merger of Chemical Banking Corporation, a Delaware corporation ("Chemical"), and the Company. On January
11, 1996, Chemical received approval from the New York State Banking Board to merge with the Company. As a result, Chemical and the Company have received all regulatory approvals necessary to consummate their merger. The merger is scheduled to close no later than the end of the first quarter of 1996.

Item 7.   Financial Statements, Pro Forma Financial
          Information and Exhibits

     (c)  Exhibits

  1.1     Underwriting Agreement, dated January 16,
          1996, among the Company and Chase Securities,
          Inc., Chemical Securities Inc., Bear, Stearns &
          Co. Inc.,  CS First Boston Corporation and Morgan
          Stanley & Co. Incorporated.

  4.50    Form of global 6.25% Subordinated Note Due 2006.

  4.51    Form of definitive 6.25% Subordinated Note Due
          2006.

 12.1     Computation of Ratio of Earnings to Fixed Charges
          (consolidated).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                         THE CHASE MANHATTAN CORPORATION
                                (Registrant)

                         By:  /s/ Richard J. Canty
                         --------------------------------
                              Richard J. Canty
                              Executive Vice President
                              and Treasurer

January 18, 1996

                 EXHIBIT INDEX
Exhibit Document

1.1 Underwriting Agreement, dated January 16, 1996, among the Company and Chase Securities, Inc.,
     Chemical Securities Inc., Bear, Stearns & Co. Inc., CS
     First Boston Corporation and Morgan Stanley & Co.
     Incorporated.

4.50 Form of global 6.25% Subordinated Note Due 2006.

4.51 Form of definitive 6.25% Subordinated Note Due
     2006.

12.1 Computation of Ratio of Earnings to Fixed Charges
     (consolidated).








64683